APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

BROWN BROTHERS HARRIMAN & CO.

AND

EACH OF THE MANAGEMENT INVESTMENT COMPANIES

LISTED ON APPENDIX “A” THERETO

Dated as of November 1, 2020

The following is a list of Funds for which the Custodian shall serve under the Custodian Agreement dated as of July 1, 2001 (the “Agreement”):

PIONEER BOND FUND

PIONEER CORE TRUST I, a series trust consisting of:

PIONEER HIGH INCOME MUNICIPAL PORTFOLIO

PIONEER DIVERSIFIED HIGH INCOME TRUST

PIONEER EQUITY INCOME FUND

PIONEER FLOATING RATE TRUST

PIONEER FUND

PIONEER HIGH INCOME TRUST

PIONEER HIGH YIELD FUND

PIONEER ASSET ALLOCATION SERIES, a series trust consisting of:

PIONEER SOLUTIONS - BALANCED FUND

PIONEER ILS INTERVAL FUND

PIONEER ILS BRIDGE FUND

PIONEER MID CAP VALUE FUND

PIONEER MONEY MARKET TRUST, a series trust consisting of:

PIONEER US GOVERNMENT MONEY MARKET FUND

PIONEER MUNICIPAL HIGH INCOME TRUST

PIONEER MUNICIPAL HIGH INCOME ADVANTAGE TRUST

PIONEER REAL ESTATE SHARES

PIONEER SECURITIZED INCOME FUND

PIONEER SERIES TRUST II, a series trust consisting of:

PIONEER AMT-FREE MUNICIPAL FUND

PIONEER SELECT MID CAP GROWTH

PIONEER SERIES TRUST III, a series trust consisting of:

PIONEER DISCIPLINED VALUE FUND

PIONEER SERIES TRUST IV, a series trust consisting of:

PIONEER BALANCED ESG FUND

PIONEER MULTI-ASSET INCOME FUND

PIONEER SERIES TRUST V, a series trust consisting of:

PIONEER GLOBAL EQUITY FUND

PIONEER HIGH INCOME MUNICIPAL FUND

PIONEER SERIES TRUST VI, a series trust consisting of:

PIONEER FLOATING RATE FUND

PIONEER FLEXIBLE OPPORTUNITIES FUND

FLEXIBLE OPPORTUNITIES COMMODITY FUND LTD

(a wholly-owned subsidiary of Pioneer Flexible Opportunities Fund)

PIONEER SERIES TRUST VII, a series trust consisting of:

PIONEER GLOBAL HIGH YIELD FUND

PIONEER SERIES TRUST VIII, a series consisting of:

PIONEER INTERNATIONAL EQUITY FUND

PIONEER SERIES TRUST X, a series trust consisting of:

PIONEER CORPORATE HIGH YIELD FUND

PIONEER FUNDAMENTAL GROWTH FUND

PIONEER MULTI-ASSET ULTRASHORT INCOMEFUND

PIONEER SERIES TRUST XI, a series trust consisting of:

PIONEER CORE EQUITY FUND

PIONEER SERIES TRUST XII, a series trust consisting of:

PIONEER DISCIPLINED GROWTH FUND

PIONEER MAP – HIGH INCOME MUNICIPAL FUND

PIONEER SERIES TRUST XIV, a series trust consisting of:

PIONEER EMERGING MARKETS EQUITY FUND

PIONEER SHORT TERM INCOME FUND

PIONEER STRATEGIC INCOME FUND

PIONEER VARIABLE CONTRACTS TRUST, a series trust consisting of:

PIONEER BOND VCT PORTFOLIO

PIONEER EQUITY INCOME VCT PORTFOLIO

PIONEER FUND VCT PORTFOLIO

PIONEER HIGH YIELD VCT PORTFOLIO

PIONEER MID CAP VALUE VCT PORTFOLIO

PIONEER REAL ESTATE SHARES VCT PORTFOLIO

PIONEER SELECT MID CAP GROWTH VCT PORTFOLIO

PIONEER STRATEGIC INCOME VCT PORTFOLIO

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and on its behalf.

Each of the open-end management		BROWN BROTHERS HARRIMAN & CO.
investment companies listed
on this Appendix “A”

By:	/s/ Christopher J. Kelley	By:	/s/ Eruch A. Mody

Name:	Christopher J. Kelley	Name:	Eruch A. Mody

Title:	Secretary	Title:	Senior Vice President